Exhibit 99.1

US Patent Office Rejection of All Claims in Final Asserted MonoSol Patent Further Supports BioDelivery Sciences’ Position

All Claims Rejected in All Three Patents Following USPTO Reexamination

RALEIGH, N.C., March 6, 2012 - The United States Patent & Trademark Office (USPTO) has notified BioDelivery Sciences International, Inc. (NASDAQ: BDSI) that the USPTO has rejected all claims by MonoSol Rx, LLC (MonoSol) in its US Patent No. 7,357,891 (the ‘891 Patent) which is currently being asserted against BDSI and its commercial partners for ONSOLIS.

In doing so, the USPTO has now rejected all claims in all three of the patents asserted against BDSI by MonoSol (the ‘891 Patent as well as two others, known as the ‘588 and ‘292 patents). This action represents an additional positive development in BDSI’s defense of what it has consistently asserted were meritless claims by MonoSol.

BDSI filed for ex parte reexamination of the ‘891 patent in January of this year. While it is typical of the USPTO to grant reexamination requests, the rejection of all claims in multiple patents (in this case three totaling 222 claims) is very unusual. The action by the USPTO is further support of BDSI’s position that the patents MonoSol has asserted against BDSI are invalid and unenforceable and that the case is without merit.

BDSI will continue its aggressive defense of this matter to what BDSI believes will be a positive resolution for the company.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation with naloxone for the treatment of opioid dependence. BEMA Buprenorphine for chronic pain is licensed on a worldwide basis to Endo Pharmaceuticals. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Company’s litigation with MonoSol and further action taken by the Company before the USPTO in connection therewith) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923

bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com